                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 30, 1999



                               AMB PROPERTY, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                   001-14245                  94-3285362
------------------------------      ------------             -------------------
(State or other jurisdiction of     (Commission                (IRS Employer
incorporation or organization)      File Number)             Identification No.)



505 MONTGOMERY STREET, SAN FRANCISCO, CA                          94111
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip code)



                                 (415) 394-9000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to our intended use of proceeds. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The failure of the remaining transactions with BPP Retail, LLC to close with respect to some or all of the properties under contract or a significant delay with respect to one or more of the closings could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.

Item 5.        Other Events

On April 15, 1999, we filed a current report on Form 8-K reporting that we signed a series of definitive agreements for the sale of (1) up to 28 of our retail properties to BPP Retail, LLC and (2) six additional retail properties to Burnham Pacific Operating Partnership, L.P. The current report also provided unaudited pro forma financial information. On June 11, 1999, we filed an amendment no. 1 to the current report to reflect that one of our joint venture partners who holds an interest in three of the properties indicated that it will not consent to the sale of these properties at this time and to update the pro forma financial information. On June 17, 1999, we filed a current report on Form 8-K reporting the first closing of the sale of properties to BPP Retail, LLC, with respect to nine of our retail properties.

We are filing this current report on Form 8-K to (1) report that on June 30, 1999, the agreement with respect to the sale of six retail properties, totaling approximately 1.5 million square feet, to Burnham Pacific Operating Partnership, L.P. was terminated pursuant to its terms as a result of Burnham Pacific Operating Partnership, L.P.'s decision not to waive the financing condition and
(2) to file updated pro forma financial information, which reflects the termination of the agreement with respect to the six properties and the sale of nine retail properties to BPP Retail, LLC with respect to the first closing, and supersedes the pro forma financial information filed with the June 11, 1999 Form 8-K amendment.

If the disposition of the 16 retail properties, totaling approximately 2.9 million square feet, that remain subject to our agreements with BPP Retail, LLC are fully consummated, we intend to use the proceeds to pay approximately
$4.8 million in transaction expenses, to repay secured debt related to the properties divested of approximately $30.8 million (including prepayment penalties of approximately $2.0 million), to make payments under our unsecured credit facility in the amount of approximately $133.4 million, for potential acquisitions and for general corporate purposes.

We currently intend to dispose of the six retail properties discussed above, either on an individual basis or a portfolio basis, and, therefore, we continue to reflect these properties in our financial statements as properties held for disposition.

Item 7.        Financial Statements and Exhibits

The following pro forma financial information supersedes the pro forma financial information filed with the June 11, 1999 Form 8-K amendment:

    (a) Pro Forma Financial Information for AMB Property, L.P. (Unaudited)

        Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999

        Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999

        Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999

        Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999

        Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998

        Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998

                               AMB PROPERTY, L.P.

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

BACKGROUND

    The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 has been prepared to reflect AMB Property, L.P. (the "Operating Partnership") entering into a series of definitive agreements whereby, if fully consummated, the Operating Partnership will divest up to 25 retail shopping centers with various estimated closing dates through December
1, 1999 for an aggregate price of $560.3 million (the "Divestiture") as if the Divestiture had occurred on March 31, 1999. On June 15, 1999, the Operating Partnership divested itself of nine of the properties under contract. The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 has been prepared to reflect the Divestiture as if such transactions and adjustments had occurred on January 1, 1998 and were carried forward through March 31, 1999. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 has been prepared to reflect: (i) the incremental effect of the acquisition of properties during 1998, (ii) pro forma debt and other adjustments resulting from the sale of the Operating Partnership's senior debt securities, the sale of 8.5% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") of AMB Property Corporation (the "Company"), the sale of 8.625% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") of the Operating Partnership and the sale of 8.75% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units") of AMB Property II, L.P. and the application of the resulting net proceeds and (iii) the Divestiture as if such transactions and adjustments had occurred on January 1, 1998 and were carried forward through December 31, 1998.

    These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in the Operating Partnership's December 31, 1998 Form 10-K. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the sale of the senior debt securities, the sale of the Series A Preferred Stock, the sale of the Series B Preferred Units and the sale of the Series C Preferred Units and the application of the resulting net proceeds therefrom, the 1998 property acquisitions and the Divestiture.

    The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                               AMB PROPERTY, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                           (UNAUDITED, IN THOUSANDS)

                                         OPERATING
                                       PARTNERSHIP(1)        DIVESTITURE(2)         PRO FORMA
                                       --------------        --------------        ----------
ASSETS
Investments in real estate, net .......  $2,735,601          $       --           $2,735,601
Properties held for divesture, net ....     871,665            (500,764)             370,901
Divestiture receivable ................          --             322,965              322,965
Cash and cash equivalents .............      29,165                 101               29,266
Cash held in escrow............                  --              72,183               72,183
Other assets ..........................      60,187                  --               60,187
                                         ----------          ----------           ----------
         Total assets .................  $3,696,618          $ (105,515)          $3,591,103
                                         ==========          ==========           ==========
LIABILITIES AND PARTNERS' CAPITAL
Secured debt ..........................  $  770,429          $  (57,812)          $  712,617
Unsecured credit facility..............     316,000             (96,400)             219,600
Unsecured Senior debt securities ......     400,000                  --              400,000
Other liabilities .....................     123,796                  --              123,796
                                         ----------          ----------           ----------
         Total liabilities ............   1,610,225            (154,212)           1,456,013
                                         ----------          ----------           ----------
Minority interests ....................     176,121                  --              176,121
                                         ----------          ----------           ----------
Partners' Capital
  General Partner .....................   1,761,533              46,311            1,807,844
  Limited Partners ....................     148,739               2,386              151,125
                                         ----------          ----------           ----------
         Total partners' capital ......   1,910,272              48,697            1,958,969
                                         ----------          ----------           ----------
         Total liabilities and
           partners' capital ..........  $3,696,618          $ (105,515)          $3,591,103
                                         ==========          ==========           ==========

                               AMB PROPERTY, L.P.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999
                       (UNAUDITED, DOLLARS IN THOUSANDS)

    (1.) Reflects the historical consolidated balance sheet of AMB Property, L.P. as of March 31, 1999. See the historical consolidated financial statements and notes thereto included in AMB Property, L.P.'s March 31, 1999 Form 10-Q.

    (2.) On March 9, 1999, AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), in which AMB Property Corporation (the "Company") is the sole general partner, signed a series of definitive agreements with BPP Retail, LLC ("BPP Retail"), a co-investment entity between Burnham Pacific Properties ("BPP") and the California Public Employees' Retirement System ("CalPERS"), pursuant to which, if fully consummated, BPP Retail will acquire up to 28 retail shopping centers from the Operating Partnership, totaling 5.1 million square feet, for an aggregate price of $663,400. The sale of three of the properties is subject to the consent of the Operating Partnership's joint venture partner. The Operating Partnership's joint venture partner who holds an interest in three of the properties has indicated that it will not consent to the sale of the properties at this time. As a result, the sale price with respect to the 25 remaining properties, totaling approximately 4.3 million square feet is approximately $560,300. The Operating Partnership intends to dispose of these three properties or its interests in the joint ventures through which it holds the three properties and has therefore continued to reflect the properties as properties held for divestiture in the accompanying pro forma balance sheet.

    Pursuant to the agreements, BPP Retail will acquire the 25 centers in separate transactions. The Operating Partnership originally expected the first closing to occur on or about April 30, 1999. Under the agreements, the Operating Partnership has the right to extend the closing dates for a period of up to either 20 or 50 days. The Operating Partnership has exercised this right with respect to the first closing, which occurred on June 15, 1999. The Operating Partnership currently expects the second and third closings to occur on or about July 31, 1999 and December 1, 1999. Although the Operating Partnership believes that the transactions are probable, they may not close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements.


    The Operating Partnership had entered into a definitive agreement, subject to a financing condition, with BPP, pursuant to which if fully consummated, BPP would have acquired up to six additional retail centers, totaling 1.5 million square feet, for $284,400. BPP terminated the agreement pursuant to its terms as a result of BPP's decision not to waive the financing condition. The Operating Partnership currently intends to dispose of these six properties, either on an individual or a portfolio basis, and, therefore, it continues to reflect these properties in its financial statements as properties held for disposition.

    Expected details of the transactions are as follows:

                                                  TOTAL RENTABLE           SALE
                                                  SQUARE FOOTAGE           PRICE
CLOSING DATE                 CENTERS                  (000's)            (MILLIONS)
------------------------     -------              --------------         ----------
June 15, 1999                   9                   1,409                 $207.4
July 31, 1999                  12                   2,036                  245.8
December 1, 1999                4                     868                  107.1

TOTAL                          25                   4,313                 $560.3

    In connection with these transactions, the Company has also granted CalPERS an option to purchase up to 2,000,000 shares of the Company's Common Stock for an exercise price of $25 per share that may be exercised on or before March 31, 2000. The above transactions are collectively referred to as the "Divestiture".

    As of March 31, 1999, the net carrying value of the 25 properties being divested in connection with the Divestiture was approximately $500,800. Certain of the properties included in these transactions are subject to secured indebtedness which totaled approximately $57,800 as of March 31, 1999. The Operating Partnership intends to use the proceeds of approximately $560,300 from the Divestiture to pay approximately $7,600 in transaction expenses, to repay the secured debt related to the properties divested, to partially pay down the unsecured credit facility, for potential acquisitions and for general corporate purposes.

    The adjustments reflect the elimination of the real estate assets being divested in connection with the Divestiture. The adjustments also reflect the use of the net proceeds from the first closing to repay secured indebtedness of approximately $30,100, including prepayment penalties of $3,300, to pay down the unsecured credit facility by approximately $96,400, to deposit $72,200 in escrow for the purchase or the like-kind exchange of properties and $100 for general corporate purposes. The adjustments also include a Divestiture receivable for the difference between the net proceeds of approximately $352,900 from the second and third closings and the repayment of approximately $30,800 of secured indebtedness including $2,000 of prepayment penalties. The repayment of all of the secured indebtedness will result in an extraordinary loss of approximately $3,300. The extraordinary loss consists of prepayment penalties of approximately $5,300 offset by the write-off of approximately $2,000 in debt premiums related to the indebtedness extinguished. The Divestiture will result in an estimated gain of approximately $48,700 which is net of the $3,300 extraordinary loss on the extinguishment of the secured debt. The net gain has been allocated to the Company and the limited partners based on their respective ownership of the Operating Partnership as of March 31, 1999.

                               AMB PROPERTY, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                             OPERATING
                                            PARTNERSHIP(1)   DIVESTITURE(2)    PRO FORMA
                                            ------------     -------------    ------------
REVENUES
Rental revenues ..........................  $   107,657      $ (16,954)      $     90,703
Equity in earnings of unconsolidated
 joint venture ...........................        1,151             --              1,151
Investment management and other income ...          764            (42)               722
                                           ------------      ---------       ------------
          Total revenues ................       109,572        (16,996)            92,576
                                           ------------      ---------       ------------
OPERATING EXPENSES
Property operating expenses .............        14,499         (2,210)            12,289
Real estate taxes .......................        15,035         (2,483)            12,552
General, administrative and other . .....         4,072             --              4,072
Depreciation and amortization ...........        18,424         (3,571)            14,853
Interest expense ........................        22,967         (2,493)            20,474
                                           ------------      ---------       ------------
          Total operating expenses ......        74,997        (10,757)            64,240
                                           ------------      ---------       ------------
Income from operations before
 minority interests .....................        34,575         (6,239)            28,336
Minority interests' share of net
  income ................................        (3,821)            --             (3,821)
                                           ------------      ---------       ------------
          Net income ....................        30,754         (6,239)            24,515
Series A preferred unit distributions ...        (2,125)            --             (2,125)
Series B preferred unit distributions ...        (1,402)            --             (1,402)
                                           ------------      ---------       ------------
Net income available to general
  and limited partners ..................  $     27,227      $  (6,239)      $     20,988
                                           ============      =========       ============
Net income available to common
  unitholders attributable to:
 General Partner ........................        25,889                            19,956
 Limited Partners .......................         1,338                             1,032
                                           ------------                      ------------
                                           $     27,227                      $     20,988
                                           ============                      ============
Net income per common unit
  Basic .................................  $        .30                      $        .23
                                           ============                      ============
  Diluted ...............................  $        .30                      $        .23
                                           ============                      ============
Weighted average common units
outstanding
  Basic .................................    90,449,529                        90,449,529
                                           ============                      ============
  Diluted ...............................    90,469,105                        90,469,105
                                           ============                      ============


                               AMB PROPERTY, L.P.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)

    (1.) Reflects the historical consolidated operations of AMB Property, L.P.'s for the three months ended March 31, 1999. See the historical consolidated financial statements and notes thereto included in AMB Property, L.P. March 31, 1999 Form 10-Q.

    (2.) Reflects the elimination of the historical revenues and expenses for the three months ended March 31, 1999 related to the real estate assets to be divested in connection with the Divestiture. The adjustments also reflect a reduction of interest expense of approximately $1,500 related to the pay down of the unsecured credit facility by $96,400 with proceeds from the first closing.

                               AMB PROPERTY, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      DEBT AND
                                            OPERATING          1998 PROPERTY         PREFERRED
                                          PARTNERSHIP(1)       ACQUISITIONS(2)       OFFERINGS(3)   DIVESTITURE(4)   PRO FORMA (5)
                                          --------------        ------------         ------------   -----------      ------------
REVENUES
Rental revenues ..........................  $   354,658         $     52,457         $         --    $ (66,205)      $    340,910
Interest and other income ...............         4,229                2,988                   --         (543)             6,674
                                           ------------         ------------         ------------    ---------       ------------
          Total revenues ................       358,887               55,445                   --      (66,748)           347,584
                                           ------------         ------------         ------------    ---------       ------------
OPERATING EXPENSES
Real estate taxes and property
 operating expenses .....................        96,074               11,863                   --      (18,379)            89,558
Interest expense ........................        69,670                   --               19,189      (11,271)            77,588
Depreciation and amortization ...........        57,464                7,732                   --      (12,759)            52,437
General, administrative and other . .....        11,929                   --                   --           --             11,929
                                           ------------         ------------         ------------    ---------       ------------
          Total operating expenses ......       235,137               19,595               19,189      (42,409)           231,512
                                           ------------         ------------         ------------    ---------       ------------
Income from operations before
 minority interests .....................       123,750               35,850              (19,189)     (24,339)           116,072
Minority interests' share of net
  income ................................        (5,494)              (2,384)              (8,609)          --            (16,487)
                                           ------------         ------------         ------------    ---------       ------------
          Net income ....................       118,256               33,466              (27,798)     (24,339)            99,585
Series A preferred unit distributions ...        (3,639)                  --               (4,861)          --             (8,500)
Series B preferred unit distributions ...          (779)                  --               (4,827)          --             (5,606)
                                           ------------         ------------         ------------    ---------       ------------
Net income available to general and
  limited partners ......................  $    113,838            $  33,466         $    (37,486)   $ (24,339)      $     85,479
                                           ============         ============         ============    =========       ============
Net income available to common
  unitholders attributable to:
 General Partner ........................       108,954                                                                    81,788
 Limited Partners .......................         4,884                                                                     3,691
                                           ------------                                                              ------------
                                           $    113,838                                                              $     85,479
                                           ============                                                              ============
Net income per common share
  Basic .................................  $       1.27                                                              $       0.95
                                           ============                                                              ============
  Diluted ...............................  $       1.26                                                              $       0.95
                                           ============                                                              ============
Weighted average common shares
outstanding
  Basic .................................    89,493,394                                                                89,493,394
                                           ============                                                              ============
  Diluted ...............................    89,852,187                                                                89,852,187
                                           ============                                                              ============

                               AMB PROPERTY, L.P.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)


    (1.) Reflects the historical consolidated operations of the Operating Partnership for the year ended December 31, 1998. See the historical consolidated financial statements and notes thereto included in the Operating Partnership's December 31, 1998 Form 10-K.


    (2.) The following reflects the incremental effects of properties acquired during the year ended December 31, 1998 based on the historical operations of such properties for the periods prior to acquisition by the Operating
Partnership:


                                                            REAL ESTATE TAXES       REVENUES IN
                                                               AND PROPERTY          EXCESS OF
                                                                 OPERATING            CERTAIN
                                           RENTAL REVENUES        EXPENSES           EXPENSES
                                           ---------------  -----------------        ---------
Cascade ..............................       $     44            $    (11)            $     33
Wilsonville ..........................            167                 (41)                 126
Atlanta South Phase II ...............            116                 (30)                  86
Boston Industrial Portfolio ..........          2,853                (108)               2,745
Mansfield Industrial Portfolio .......             71                  (2)                  69
Orlando Central Park .................            804                (260)                 544
Jamesburg Property ...................          1,466                (543)                 923
Corporate Park Industrial ............            757                (130)                 627
Minneapolis Industrial Portfolio......            592                (230)                 362
Houston Service Center ...............            706                (249)                 457
Meadowridge Business Park ............          1,058                (238)                 820
Northwest Business Center ............            323                 (75)                 248
Forbes ...............................             --                  --                   --
Southfield ...........................             --                  --                   --
Crysen Corridor Warehouse ............            247                 (63)                 184
Garland Industrial Portfolio .........          1,966                (412)               1,554
Suffolk ..............................            165                 (42)                 123
Minnetonka Industrial Portfolio ......          2,022                (768)               1,254
Alsip Industrial .....................            374                (106)                 268
Suffolk Industrial ...................            444                (112)                 332
Chemway Industrial ...................            688                (140)                 548
Amberjack Portfolio...................          5,924              (2,151)               3,773
Willow Lake Portfolio ................          4,501              (1,026)               3,475
Willow Park Portfolio ................          9,610              (1,977)               7,633
Porete Avenue Warehouse...............          1,352                (270)               1,082
Mawah Portfolio ......................          3,379                (282)               3,097
National Distribution Portfolio ......          8,180              (1,731)               6,449
South Point Business Park.............          2,087                (201)               1,886
Northridge ...........................            108                 (43)                  65
Totem Lake Malls .....................            758                (277)                 481
Around Lenox .........................          1,695                (345)               1,350
                                             --------           ---------             --------
                                             $ 52,457           $ (11,863)            $ 40,594
                                             ========           =========             ========

    Five of the property acquisitions, Jamesburg Property, Corporate Park Industrial, Garland Industrial Portfolio, Minnetonka Industrial Portfolio and South Point Business Park, represent a joint venture with a client of AMB Investment Management in which the Company owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, minority interests of $2,384 has been reflected relative to these acquisitions.

    Two of the property acquisitions, Forbes and Southfield, represent the purchase of vacant buildings which are in the process of being leased. As such, no property operations have been reflected in the accompanying pro forma statement of operations relative to these acquisitions.

    Also reflects the acquisition of a non-controlling unconsolidated limited partnership interest in an existing real estate joint venture which owns the DuPage Elk Grove Property. As such, the Operating Partnership's incremental share of equity in earnings of this joint venture of $2,988 is included in interest and other income in the accompanying pro forma statement of operations.

    Also reflects the estimated incremental depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.

    (3.) Reflects an adjustment to derive pro forma interest expense as follows:

Secured debt ..............................................       $ 9,868

Unsecured Senior Debt Securities ..........................        14,820

Credit Facility  ..........................................        (5,499)
                                                                  -------
                                                                  $19,189
                                                                  =======

    The increase in pro forma interest expense is the result of borrowings on the Credit Facility related to property acquisitions, the issuance of unsecured senior debt securities, the assumption of secured debt in connection with property acquisitions which is offset by the repayment of borrowings on the Credit Facility of approximately $395,000 with the net proceeds from the sale of the Unsecured Senior Debt Securities and approximately $264,000 from the sale of Series A Preferred Shares by the Company, the sale of Series B Preferred Units and the sale of Series C Preferred Units by a subsidiary of the Operating Partnership. The proceeds of the Company's Series A Preferred stock offering were contributed to the Operating Partnership.

    In June 1998, the Operating Partnership issued $400,000 aggregate principal amount of unsecured notes ("Unsecured Senior Debt Securities") in an underwritten public offering, of which the net proceeds of approximately $394,466 were contributed to the Operating Partnership and used to repay amounts outstanding under the Credit Facility. The Unsecured Senior Debt Securities mature in June 2008. June 2015 and June 2018 and bear interest at a weighted average rate of 7.18%.

    In July, 1998, the Company sold 4,000,000 shares of 8.5% Series A Cumulative Redeemable Preferred Stock at $25.00 per share for $100,000 in an underwritten public offering. These shares are redeemable solely at the option of the Company on or after July 27, 2003. The net proceeds of $96,100 from the offering were contributed to the Operating Partnership in exchange for 4,000,000 Series A preferred units with terms identical to the Series A Preferred Stock. The Operating Partnership used these proceeds to repay borrowings under the Credit Facility.

    In November 1998, the Operating Partnership issued and sold 1,300,000 8.625% Series B Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.3125 per annum. The Series B Preferred Units are redeemable by the Operating Partnership on or after November 12, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series B Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series B Preferred Stock. The Operating Partnership used the net proceeds of $62,259 to repay borrowings under the Credit Facility.

    In November 1998, a subsidiary of the Operating Partnership issued and sold 2,200,000 units of 8.75% Series C Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.375 per annum. The Series C Preferred Units are redeemable by the subsidiary of the Operating Partnership on or after November 24, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series C Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series C Preferred Stock. The subsidiary of the Operating Partnership used the net proceeds of $105,734 to make a loan to the Operating Partnership, which used the funds to repay borrowings under the Credit Facility.

    Also reflects the payment of pro forma Series A Preferred Stock dividends at a dividend rate of 8.5%, Series B Preferred Unit distributions at a distribution rate of 8.625% and Series C Preferred Unit distributions at a distribution rate of 8.75%.

    (4.) Reflects the elimination of the historical revenues and expenses for the year ended December 31, 1998 related to the real estate assets to be divested in connection with the Divestiture. The adjustments also reflect a reduction of interest expense of approximately $6,300 related to the pay down of the unsecured credit facility by $96,400 with proceeds from the first closing.

    (5.) The pro forma taxable income of the Operating Partnership for the year ended December 31, 1998 is approximately $74,200, which is based upon pro forma net income of approximately $85,500, plus book depreciation and amortization of approximately $41,700 less other book/tax differences of approximately $8,000 and less tax depreciation and amortization of approximately $45,000.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                AMB PROPERTY, L.P.
                                     (Registrant)


                                By:  AMB Property Corporation


Date: July 2, 1999              By:  /s/ MICHAEL A. COKE
      ----------------               --------------------------------
                                     Michael A. Coke
                                     Chief Financial Officer and
                                     Senior Vice President
                                     (Principal Financial and
                                      Accounting Officer)